STANDARD FORM OFFICE LEASE



                                     BETWEEN

                           CSDV, LIMITED PARTNERSHIP,

                         A DELAWARE LIMITED PARTNERSHIP,


                                  THE LANDLORD,

                                       AND

                              ASTOR CAPITAL, INC.,

                            A CALIFORNIA CORPORATION

                                   THE TENANT


                            DATED: SEPTEMBER __, 2003


                              FOR PREMISES LOCATED

                           AT 9595 WILSHIRE BOULEVARD,

                            BEVERLY HILLS, CALIFORNIA



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                                TABLE OF CONTENTS


1.      DEFINED TERMS..........................................................1

2.      PREMISES DEMISED.......................................................3

3.      TERM; OPTION TO EXTEND.................................................3

4.      SECURITY DEPOSIT; LETTER OF CREDIT.....................................6

5.      RENT...................................................................7

6.      INITIAL CONSTRUCTION..................................................14

7.      REPAIRS & ALTERATIONS.................................................14

8.      FIRE OR CASUALTY DAMAGE...............................................16

9.      INSURANCE.............................................................19

10.     WAIVER AND INDEMNIFICATION............................................21

11.     USE OF PREMISES.......................................................21

12.     SIGNS.................................................................22

13.     ASSIGNMENT AND SUBLETTING.............................................22

14.     EMINENT DOMAIN........................................................24

15.     WAIVER AND SEVERABILITY...............................................24

16.     USE OF COMMON FACILITIES..............................................25

17.     SERVICES..............................................................25

18.     ENTRY OF LANDLORD.....................................................26

19.     INTENTIONALLY OMITTED.................................................27

20.     SUBORDINATION AND ATTORNMENT..........................................27

21.     ESTOPPEL CERTIFICATES.................................................27

22.     BUILDING RULES AND REGULATIONS........................................27

23.     NOTICES...............................................................28

24.     EVENTS OF DEFAULT.....................................................28

25.     LANDLORD'S REMEDIES...................................................29

26.     RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT............................30

27.     COMPLIANCE WITH LAW...................................................30

28.     BENEFIT...............................................................31

29.     PROHIBITION AGAINST RECORDING.........................................31

30.     TRANSFER OF LANDLORD'S INTEREST.......................................31

31.     FORCE MAJEURE.........................................................31

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32.     LANDLORD EXCULPATION..................................................31

33.     BUILDING RENOVATIONS..................................................32

34.     ATTORNEYS' FEES.......................................................33

35.     SURRENDER OF THE PREMISES.............................................33

36.     HOLDING OVER..........................................................33

37.     JOINT AND SEVERAL.....................................................34

38.     GOVERNING LAW.........................................................34

39.     SUBMISSION OF LEASE...................................................34

40.     BROKERS...............................................................34

41.     HAZARDOUS MATERIALS...................................................34

42.     LANDLORD'S RESERVATIONS...............................................35

43.     PARKING...............................................................35

44.     INTENTIONALLY OMITTED.................................................35

45.     CONFIDENTIALITY.......................................................35

46.     INTERPRETATION OF LEASE...............................................36

47.     ACKNOWLEDGMENT. REPRESENTATION AND WARRANTY REGARDING
               PROHIBITED TRANSACTIONS........................................36



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EXHIBIT AND ATTACHMENTS



EXHIBIT A      Outline of Premises

EXHIBIT B      Tenant Work Letter

EXHIBIT C      Notice of Lease Term Dates

EXHIBIT D      Rules and Regulations

EXHIBIT E      Form of Letter of Credit




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                           STANDARD FORM OFFICE LEASE

     This Standard Form Office Lease (this "Lease") is made as of
September___2003 (the "Lease Date"), by CSDV, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and ASTOR CAPITAL, INC., a California corporation ("Tenant").

     Landlord and Tenant, intending to be legally bound, and in consideration of their mutual covenants and all conditions of this Lease, covenant and agree as follows.

                             BASIC LEASE PROVISIONS

1.   DEFINED TERMS

     In this Lease the following terms have the meanings set forth below.

     1.1 PREMISES. Approximately 3,245 rentable (2,798 usable) square feet, known as Suite 700 and located on the seventh (7th) floor of the Building, as outlined on Exhibit A attached to and a part of this Lease.

     1.2 BUILDING. The building containing approximately 159,441 rentable square feet, and all future alterations, additions, improvements, restorations or replacements, with an address of 9595 Wilshire Boulevard, Beverly Hills, California.

     1.3  TERM. Five (5) years.

     1.4  COMMENCEMENT DATE. December 1, 2003, subject to adjustment as set in
          Article 3.

     1.5 EXPIRATION DATE. November 30, 2008, subject to adjustment as set forth.


     1.6  BASE RENT.

                          MONTHS OF               MONTHLY
                          LEASE TERM              INSTALLMENT
                                                  OF BASE RENT

                          1-12                    $9,086.00

                          13-24                   $9,358.58

                          25-36                   $9,639.34

                          36-48                   $9,928.52

                          48-60                   $10,226.37

     1.7  SECURITY DEPOSIT. $10,226.37.


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     1.8  BASE YEAR. The Base Year for calculation of Operating Costs shall be calendar year 2004.

     1.9 TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS. 2.04% of the Operating Costs as defined in Article 5 allocable to the Building, based upon the rentable square feet of the Premises, compared to the total rentable square feet of the Building.

     1.10 PERMITTED USE. General office use, consistent with a first class office building.


     1.11 TENANT'S TRADE NAME. N/A.

     1.12 BROKER(S). Landlord's: CB Richard Ellis. Tenant's: First Property Realty Corporation.

     1.13 LETTER OF CREDIT. $100,000.00, subject to Paragraph 4.2 below.


     1.14 HOURS OF SERVICE (SECTION 17.1). The hours of service for the Building shall be between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 9:00 a.m. and 1:00 p.m. on Saturday.

     1.15 LANDLORD'S ADDRESS. CB Richard Ellis Investors LLC
                              865 South Figueroa Street
                              Suite 3400
                              Los Angeles, California 90017-2543
                              Attention: Portfolio Manager

     1.16 TENANT'S ADDRESS.

        BEFORE OCCUPANCY:                     AFTER OCCUPANCY:

        Astor Capital, Inc.                   Astor Capital, Inc.
        9300 Wilshire Boulevard               9595 Wilshire Boulevard
        Suite 308                             Suite 700
        Beverly Hills, California 90212       Beverly Hills, California 90212
        Attention: Mr. Jacques Tizabi         Attention: Jacques Tizabi

     1.17 PARKING. Seven (7) unreserved spaces, and one (1) tandem space (comprised of 2 unreserved spaces) which tandem space shall be located on level P-l of the Building parking facility.



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     1.18 AMOUNT DUE ON EXECUTION OF LEASE. Upon Tenant's execution of this
          Lease, Tenant shall pay the following amount to Landlord:

        Monthly Rent:                                            $9,086.00
        (For the First Month of the Term)
        Security Deposit:                                        $10,226.37
        TOTAL DUE ON EXECUTION OF LEASE                          $19,312.37


2.   PREMISES DEMISED

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 1.1 ("Premises") on the terms and conditions set forth in this Lease (including all exhibits and attachments hereto, which are incorporated herein by reference). Tenant's obligations under this Lease shall commence as of the Lease Date, except as otherwise expressly provided in this Lease. As used in this Lease, the term "Project" includes the Building, adjoining parking areas and garages, if any, and the surrounding land and air space which are the site and grounds for the Building and parking areas and garages.

3.   TERM; OPTION TO EXTEND

     3.1 INITIAL TERM. The Term, Commencement Date and Expiration Date shall be as specified in Sections 1.3, 1.4, and 1.5, respectively. However, the Commencement Date shall be adjusted if necessary, and documented in the form of Exhibit C attached hereto, to the earlier of: (a) the date the "Tenant Improvements" are "Substantially Complete" as those terms are defined in the Tenant Work Letter, attached hereto as Exhibit B; or (b) the date Tenant takes possession of the Premises, and the Expiration Date shall be adjusted accordingly. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term, commencing on the Commencement Date. The terms and provisions of this Lease shall be effective as of the Lease Date.

     3.2  OPTION TERM.

         3.2.1 OPTION RIGHT. Landlord hereby grants the Tenant named in the Summary (the "Original Tenant") one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once in the preceding twelve
               (12) months. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once in the preceding twelve (12) months, the Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 3.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and


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               not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant occupies at least seventy-five percent (75%) of the Premises.

         3.2.2 OPTION RENT. The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-renewal, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, which comparable space is located in other comparable first class office buildings in Beverly Hills, California ("Comparable Buildings"), taking into consideration the following concessions (the "Renewal Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to
               (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions for the design, permitting and construction of tenant improvements in such comparable spaces. If Renewal Concessions are g, anted to Tenant, Landlord may, at Landlord's sole option, elect any or a portion of the following:
               (A) to grant some or all of the Renewal Concessions to Tenant in the form as described above (i.e., as free rent or as an improvement allowance), and (B) to adjust the rental rate component of the Option Rent to be an effective rental rate which takes into consideration the total dollar value of such Renewal Concessions (in which case the Renewal Concessions evidenced in the effective rental rate shall not be granted to Tenant).

         3.2.3 EXERCISE OF OPTION. The option contained in this Section 3.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than not less than twelve (12) months prior to the expiration of the Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the Term, setting forth Landlord's proposed Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the Term, and (B) the date occurring thirty
               (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 3.2.4 below. If Tenant timely and properly exercises its Option to Extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except as modified with respect to the components addressed in the determination of the Option Rent, or otherwise upon the mutual agreement of Landlord and Tenant.


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         3.2.4 DETERMINATION OF OPTION RENT. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, within five (5) business days after the applicable Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.4.1 through 3.2.4.7 below.

               3.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the Westwood/Brentwood area of Los Angles, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent, is the closest to the actual Option Rent, as determined by the arbitrators, taking into account the requirements of Section 3.2.2 of this Lease, as applicable. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

               3.2.4.2 The two (2) arbitrators so appointed shall within ten
                    (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two
                    (2) arbitrators and who shall not have represented either Landlord or Tenant during the preceding three (3) years.

               3.2.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

               3.2.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               3.2.4.5 If either Landlord or Tenant fails to appoint an
                    arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               3.2.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3.2.4.

          3.2.5 The cost of the arbitration shall be paid by Landlord and Tenant equally.


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4.   SECURITY DEPOSIT; LETTER OF CREDIT

     4.1 SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord in the amount set forth in Section 1.7, a security deposit for the performance of all of Tenant's obligations under this Lease. Upon expiration of the Term, Landlord shall (provided that Tenant is not then in default under this Lease) return the security deposit to Tenant, less such portion as Landlord shall have appropriated to make good any default by Tenant. Landlord shall have the right, but not the obligation, to apply all or any portion of the security deposit to cure any Tenant default at any time, in which event Tenant shall be obligated to restore the security deposit to its original amount within ten (10) business days, and Tenant's failure to do so shall be deemed to be a material default of this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

     4.2 LETTER OF CREDIT. Tenant shall deliver to Landlord concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount (the "Initial L-C Amount") of One Hundred Thousand and No/100 Dollars ($100,000.00), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in form and content as set forth in Exhibit E attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

          4.2.1 APPLICATION OF THE L-C. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default, provided that Landlord shall first apply the Security Deposit for such purposes prior to drawing on the L-C for such purposes. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within five
               (5) days after written demand therefore either (i) deposit


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               cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest and the Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C.

          4.2.2 REDUCTION OF L-C. If Tenant has not been in default under this Lease, the Initial L-C Amount shall be reduced, commencing with the first (1st) anniversary of the Commencement Date and on each of the following anniversaries of the Commencement Date thereafter to the following amounts:



                Anniversary of Lease                   Amount of
                 Commencement Date                  Letter of Credit

                      1st                            $80,000.00

                      2nd                            $60,000.00

                      3rd                            $10,000.00


If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Term.

5.   RENT

     5.1 Tenant agrees to pay the Base Rent set forth in Section 1.6 for each month of the Term, payable in advance on the first day of each month commencing with the Commencement Date, without any deduction or setoff whatsoever. All payments of Rent (as defined in Section 5.4) shall be payable in lawful U.S. money. Payments shall not be deemed received until actual receipt thereof by Landlord. If the Commencement Date is not the first day of a month, or if the Expiration Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which this Lease commences or terminates. At the time of execution of this Lease by Tenant, Tenant shall pay all money due to Landlord as set forth in
          Article 1. Notwithstanding anything in the foregoing to the contrary, provided Tenant is not in default under the Lease, Tenant shall be entitled to a rent credit (the "Rent Credit") in an amount equal to Thirteen Thousand Six Hundred Twenty-Nine and No/100 Dollars ($13,629.00) (or one and one-half months of Base Rent at the rental rate


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          applicable to the first month of the Term), which Tenant may apply towards monthly Base Rent due under the Lease, in increments equal to 100% of the monthly Base Rent due for the second (2nd) month of the Term and 50% of the monthly Base Rent due for the third (3rd) month of the Term (the "Rent Credit Period").

     5.2  INTENTIONALLY DELETED.

     5.3  INTENTIONALLY DELETED.

     5.4 In addition to Base Rent, for each calendar year beginning after the Base Year, Tenant shall pay to Landlord on the first day of each and every month of this Lease, one-twelfth (1/12th) of the Landlord's reasonable estimate of Tenant's Proportionate Share of the Operating Costs for that calendar year in excess of the actual Base Year Operating Costs. The rentable area in the Building and the rentable area in the Premises, and Tenant's Proportionate Share of the Operating Costs are set forth in Article 1. Any discrepancy discovered after the Lease Date in connection with the square footages stated in Sections 1.1 and 1.2 shall not be a basis for a reduction in the Base Rent, unless otherwise agreed in writing by Landlord and Tenant. Base Rent, Tenant's Proportionate Share of Operating Costs, and all other amounts payable by Tenant under this Lease whether to Landlord or to others are collectively defined as the "Rent."

     5.5  OPERATING COSTS.

          5.5.1 "OPERATING COSTS" shall be determined for each calendar year by taking into account on a consistent basis all costs of management, maintenance, and operation of the Project. Operating Costs shall include but not be limited to: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Costs, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine, including, without limitation, insurance premiums and insurance deductibles paid or incurred by Landlord;
               (iv) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (v) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Costs based on the portion of their working time devoted to the Building; (vi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building;
               (vii) operation, repair, maintenance and replacement of all systems, equipment, components or



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               facilities which serve the Building in the whole or in part;
               (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, as its prime rate, plus 2% per annum) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project; and (ix) all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary because of or in connection with the ownership, leasing and operation of the Project, including, without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants (all of the foregoing, "Tax Expenses"); (x) costs incurred in connection with the parking areas servicing the Project; and (xi) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any governmental law or regulation but which were not so required in connection with the Project at the time that permits for the construction of the Building were obtained provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. Landlord shall have the right, but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. The amount of all taxes payable under this Lease for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as "Base Taxes." Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or any comparison year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Building Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this provision is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. If the Building is less than ninety-five percent (95%) occupied during all or a portion of the Base Year or a subsequent calendar year, the variable components of the Operating Costs as reasonably determined by Landlord, using sound accounting and management principles, shall be calculated as if the Building had been 95% occupied for the full calendar year. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant. Anything contained in the Lease to the contrary notwithstanding, Tenant acknowledges and agrees that for so long as the Project is owned by the State of California or any local public entity of government, including without limitation a state public retirement system, this Lease and the Tenant's interest hereunder may constitute a possessory interest subject to property taxation and as a result may be subject to the payment of property taxes levied on that interest. In addition, for so long as the Project is owned by a state public retirement system, the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest upon which property taxes will be based will equal the greater of
               (A) the full cash value of the possessory interest, or (B) if Tenant has leased less than all of the Project, Tenant's Proportionate Share of the full cash value of the Project that would have been enrolled if the Project had been subject to property tax upon acquisition by the state public retirement system.

          5.5.2 "OPERATING COSTS" shall not include any of the following, for purposes of calculating the portion of Operating Costs payable by
               Tenant:

               (A) except as otherwise specifically provided in this Section 5.5, costs of repairs or other work occasioned by fire, windstorm or other casualty (other than those amounts within the deductible limits of insurance policies actually carried by Landlord, which amounts shall be includable as Operating Costs so long as such deductibles are within the generally prevailing range of deductibles to policies carried by landlords of comparable first class office buildings located in the vicinity of the Building);

               (B) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

               (C) except as otherwise specifically provided in this Section 5.5, costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with any portion of the Building;

               (D) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

               (E) cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease);

               (F) except as otherwise specifically provided in this Section 5.5, costs incurred by Landlord for alterations to the Building which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied;

               (G) costs of depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with generally accepted accounting principles, consistently applied;

               (H) costs of services or other benefits which are not available to Tenant but which are provided to other tenants of the Building;

               (I) costs incurred due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building;

               (J) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the cost of such services which could be obtained from third parties on a competitive basis;

               (K) except as otherwise specifically provided in this Section 5.5, costs of interest on debt or amortization on any mortgages, and rent and other charges, costs and expenses payable under any mortgage, if any;

               (L) costs of general overhead and general administrative expenses, not including management fees and building office expenses which are included in operating expenses by Landlords of other comparable first class office buildings located in the vicinity of the Building;

               (M) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord, except the Building parking facility;

               (N) costs of rentals and other related expenses incurred in leasing HVAC, elevators or other equipment ordinarily considered to be of a capital nature except equipment which is used in providing janitorial or similar services and which is not affixed to the Building;

               (O)  costs of advertising and promotion;

               (P) costs of electrical power for which Tenant directly contracts with and pays a local public service company;

               (Q) costs incurred to comply with laws relating to the removal of Hazardous Material which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and

               (R) costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought onto the Project, after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it exists on the Project, would require the removal, remediation, containment or treatment of such Hazardous Material.

     5.6 Within one hundred twenty (120) days after December 31 of each calendar year, or as soon thereafter as practicable, the total of the Operating Costs for said calendar year just completed shall be determined by Landlord. Landlord shall give Tenant notice of such determination, and Tenant within thirty (30) days thereafter shall pay to Landlord Tenant's Proportionate Share of the Operating Costs for such calendar year in excess of the Base Year Operating Costs, less the payments made by Tenant to Landlord during such calendar year for Operating Costs in excess of the Base Year Operating Costs, or, if Tenant has overpaid such amount, Landlord shall credit any excess paid toward Tenant's next rental payment due. During the first and last years of the Term, Tenant's Proportionate Share of the Operating Costs shall be adjusted in proportion to the number of days of that calendar year during which this Lease is in effect over the total days in that calendar year.

     5.7  TENANT'S DISPUTE OF OPERATING COSTS.

          5.7.1 In the event Tenant disputes the actual amount due as Tenant's Proportionate Share of Operating Costs and/or the actual amount due as Operating Costs, Tenant may give written notice to Landlord (the "Inspection Request Notice") of Tenant's desire to review a summary of accounts prepared by Landlord applicable to Landlord's determination of the Operating Costs ("Accounts Summary"). Such notice shall be given by Tenant no later than ninety (90) days after Tenant's receipt of Landlord's determination of the Operating Costs for the previous calendar year. Provided that Tenant has given Landlord the Inspection Request Notice, Tenant may, at reasonable times, inspect the Accounts Summary at Landlord's office or at such other office as may be designated by Landlord, provided however, Tenant shall have the rights contained in this Section 5.7.1 only if (a) there is then no Event of Default, as defined in Article 24, and (b) for the year for which Tenant disputes the amount due as Tenant's Proportionate Share of Operating Costs, both (i) the percentage increase thereof over the previous year exceeded three percent (3%), and (ii) the dollar amount of the increase of Tenant's Share of Operating Costs for the disputed year over the previous year shall be at least $1,000.00.

          5.7.2 The review by Tenant of the Accounts Summary shall be commenced no later than ten (10) business days after the date of Landlord's receipt of the Inspection Request Notice (subject to reasonable coordination of the timing with Landlord), and shall be completed no later than thirty (30) days after the beginning of such review. If, after such inspection, Tenant continues to dispute the amount due as Tenant's Proportionate Share of Operating Costs, Tenant shall, within ten (10) business days after the end of such thirty (30) day review period, give written notice to Landlord (the "Dispute Notice") of the particular costs or expenses included in the Operating Costs which Tenant disputes, and the basis for Tenant's dispute thereof. In the event that an error has been made in Landlord's determination of Tenant's Proportionate Share of Operating Costs, and Landlord does not dispute any matters contained in Tenant's Dispute Notice, then the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord's option, instead be credited against the Base Rent next coming due under this Lease, unless the Term has expired, in which event Landlord shall refund (or credit against any other amounts then owing by Tenant) the appropriate amount to Tenant, and provided further, that if Landlord's determination of Operating Costs overstated the Operating Costs by five percent (5%) or more, then provided that Tenant is not then in breach of this Lease, Landlord shall give Tenant a credit against future Base Rent for an amount equal to Tenant's actual, reasonable costs incurred by Tenant in conducting Tenant's review.

          5.7.3 If Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice, then, within fourteen
               (14) days after Tenant is informed of Landlord's dispute of any of the matters contained in the Dispute Notice, Tenant shall hire a regionally recognized accounting firm ("CPA Firm") to review the Accounts Summary. Such review of the Accounts Summary by the CPA Firm shall be completed not later than thirty (30) days after Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice. The CPA Firm shall produce a written report (the "CPA Firm Report") describing its review and conclusions in detail, a copy of which shall be given to both Landlord and Tenant and both Landlord and Tenant shall be bound by the CPA Firm Report, and if the CPA Firm Report accurately, and with appropriate supporting documentation, indicates that Landlord's determination of Operating Costs overstated the Operating Costs by at least five percent (5%), then provided that Tenant is not then in breach of this Lease, Landlord shall give Tenant a credit against future rental amounts for an amount equal to the reasonable cost of the CPA Firm Report.

          5.7.4 Tenant agrees that neither Tenant nor any of Tenant's employees, agents or representatives (including, without limitation, the CPA
               Firm) shall use or disclose to any person or entity other than Tenant, any information or documents obtained by Tenant or such other persons during inspection of Landlord's accounting records, provided however, this sentence shall not apply to, or bar or limit any legal action between Tenant and Landlord to enforce this Lease. Except as expressly provided in this paragraph, Tenant shall have no rights to inspect, copy, review, or audit the records of Landlord relating to Operating Costs, nor to dispute any portion of Operating Costs charged by Landlord to Tenant. Notwithstanding any claim or dispute regarding Operating Costs which may arise, in no event shall Tenant be entitled to deduct, offset or reduce any Rent otherwise payable by Tenant under this Lease. All reviews of, and reports concerning the Accounts Summary shall be at Tenant's sole cost and expense, subject to the provisions of Section 5.7.3.

     5.8 In addition to Tenant's Proportionate Share of Operating Costs, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord when such taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises.

6.   INITIAL CONSTRUCTION

     Construction, if any, to be completed by Landlord will be in accordance with the plans, specifications and agreements approved by both parties, attached to and made a part of this Lease as Exhibit B. Landlord will not be obligated to construct or install any improvements or facilities of any kind other than those called for in Exhibit B. All improvements shall be the property of Landlord, subject to Section 7.4, and upon termination of this Lease, Tenant shall deliver the Premises to Landlord in the condition required by Article 35.

7.   REPAIRS & ALTERATIONS

     7.1 Subject to reimbursement pursuant to Section 5.4, and subject to the provisions of Section 7.2, and Articles 8 and 14, Landlord agrees to keep in good condition the foundations, exterior walls, structural portions of the Project, the roof, the elevators and the HVAC, mechanical, electrical and plumbing systems installed in the original construction of the Building, (excluding, however, any plumbing in the Premises or any above Building-standard heating, air conditioning or lighting equipment in the Premises, which repair shall be Tenant's sole responsibility) but, except as set forth in Section 17.4 below, Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service where reasonable efforts are used to restore service, and provided that Landlord shall not be responsible for any repair or maintenance which is caused in whole or in part by the act or omission of Tenant or its agents, contractors, employees, or guests; in the event of such repair or maintenance caused by the act or omission of Tenant, Tenant shall pay for such repair or maintenance upon demand from Landlord and shall indemnify, defend, protect and hold harmless Landlord against any and all loss, cost or liability in connection therewith. Landlord shall have at least thirty (30) days after written notice from Tenant to perform necessary repairs or maintenance, provided to the extent any such repairs cannot be reasonably made in such period, Landlord shall not be in default hereunder so long as Landlord commences such repair within such thirty (30) day period and diligently pursues the same to completion. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

     7.2 Subject to the provisions of Section 7.1, and Articles 8 and 14, Tenant shall keep and maintain the Premises in first class condition and repair, and shall make all necessary repairs thereto at Tenant's sole cost and expense. Tenant is responsible for all redecorating, remodeling, alteration and painting required by Tenant during the Term, except to the extent otherwise expressly set forth in Exhibit B. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises under this Article 7 or otherwise, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record or Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, and Tenant shall, upon demand, immediately reimburse Landlord for all costs and expenses relating thereto incurred by Landlord.

     7.3 Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. Landlord may condition its consent on, among other things, the installation of additional risers, feeders and other appropriate equipment as well as utility meters. The installation, maintenance, repair and replacement, as well as all charges in connection with all such meters and equipment shall be at Tenant's sole cost and expense. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit B, and not the terms of this Article 7.

     7.4 To the extent Landlord designates at the time Landlord approves such Alterations, all or any part of the Alterations, whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance or injury. If Landlord, at the time of Landlord's consent, requires the removal of all or part of any Alterations, Tenant, at its expense, shall remove such Alterations and shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations if required to do so as provided above, then Landlord may (but shall not be obligated to) remove them and the cost of removal and repair of any damage together with all other damages which Landlord may suffer by reason of the failure of Tenant to remove Alterations, shall be paid by Tenant to Landlord upon demand. Tenant shall not be entitled to any compensation from Landlord for any Alterations removed by Landlord or at Landlord's direction.

     7.5 Tenant shall construct all such Alterations and perform any and all repairs and/or remediation required under this Lease in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance or any agency guidelines, and pursuant to a valid building permit, issued by the applicable municipality, in conformance with Landlord's construction rules and regulations. If such Alterations or repairs will involve the use of, reveal, or disturb Hazardous Materials (as that term is defined in Section 41.1 of this Lease) existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such Hazardous Materials. Landlord's consent to such Alterations or Landlord's approval of the plans, specifications, and working drawings for such Alterations will create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities (including without limitation the Americans With Disabilities Act of 1990 and the provisions of that Act applicable to the Project or any part of it) with respect to such Alterations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Not less than fifteen nor more than twenty days prior to commencement of any Alterations, Tenant shall notify Landlord in writing of the work commencement date so that

          Landlord may post notices of nonresponsibility about the Premises. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

     7.6 The charges for work requested by Tenant and performed by a contractor selected by Landlord shall be deemed Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all reasonable overhead, general conditions, directly attributable fees and other reasonable costs and expenses arising from Landlord's involvement with such work.

     7.7 In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in a reasonable amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 9 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord a co-obligee.

8.   FIRE OR CASUALTY DAMAGE

     8.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. If the Premises or any portion of the Project is damaged by fire or other cause (the "Occurrence") without the negligence or willful act of Tenant or its partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any subtenants or subtenants' agents, employees, contractors, or invitees, servants, guests, or independent contractors (collectively, "Tenant Persons"), Landlord shall diligently, and as soon as practicable, repair the damage; provided, however, that Landlord may elect not to rebuild or restore the Premises or any portion of the Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within forty-five (45) days after the date of the Occurrence, such notice to include a lease termination date and a date for Tenant to vacate the Premises, neither of dates shall be less than thirty (30) nor more than ninety (90) days from the date of delivery of such notice. Landlord may so elect to terminate this Lease only if the Building shall be damaged by fire or other cause, whether or not the Premises are affected, and one or more of the following conditions is present:
          (i) repairs cannot reasonably be completed within one hundred eighty
          (180) days after the Occurrence, and Landlord elects to terminate all leases of all tenants of the Building similarly affected by the damage or destruction; (ii) the Occurrence occurs during the last two (2) Lease Years; (iii) the holder of any mortgage on the Building or ground lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire all or a portion of the mortgage debt, or shall terminate the ground lease, as the case may be; (iv) Landlord's insurer has not agreed that the damage is fully covered, except for deductible amounts, by Landlord's insurance policies; or (v) in Landlord's sole discretion, fifty percent

          (50%) or more of the rentable floor area of the Project is unusable, unmarketable, damaged or destroyed. If Landlord terminates this Lease, the Base Rent and Tenant's Proportionate Share of increases in Operating Costs (collectively, "Periodic Rent") shall be apportioned and paid to the date of termination (subject to abatement as provided below). Such repair or restoration by Landlord shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Project or portion thereof, or any other modifications to the common areas reasonably deemed desirable by Landlord, which are consistent with the character of the Project, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 9.1 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements installed in the Premises and shall return such tenant improvements to their condition prior to the Occurrence; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Notwithstanding anything in the foregoing to the contrary, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within the 200 Day Period (defined below), Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date such notice is given by Tenant.

     8.2  TERMINATION BY EITHER PARTY

          8.2.1 If neither Landlord nor Tenant elects to terminate this Lease under the terms of Section 8.1, but the damage required to be repaired by Landlord is not repaired by the end of the 180 Day Period, then either Landlord or Tenant (subject to Section 8.2.2), within thirty (30) days after the end of the 180 Day Period, may terminate this Lease by written notice to the other party, in which event this Lease shall terminate as of the date of receipt of the notice, and the Periodic Rent shall be apportioned and paid to the date of termination (subject to abatement as provided below). The "180 Day Period" shall mean the period beginning on the date of the Occurrence and ending one hundred eighty (180) days from the date of the Occurrence. Notwithstanding the preceding provisions of Section 8.2.1, if (a) Landlord has not elected to terminate this Lease pursuant to the terms of Section 8.1, and (b) Landlord is proceeding to complete the repairs, then neither party shall have the right to terminate this Lease if, before the end of the 180 Day Period, Landlord, at Landlord's sole option, gives written notice to Tenant that the repairs will be completed within thirty (30) days after the end of the 180 Day Period, and the repairs are actually completed within such thirty day period. If the repairs are not completed within thirty days after the end of the 180 Day Period, then either party may terminate this Lease by written notice to the other party. Such notice of termination shall be given within sixty (60) days after the end of the 180 Day Period, and shall be effective upon receipt thereof by the other party to this Lease.

          8.2.2 Notwithstanding the provisions of Section 8.2.1, Tenant shall have the right to terminate this Lease under Section 8.2.1 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant Persons; (b) there is then no Default by Tenant; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and,
               (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

     8.3 RENT ABATEMENT. Subject to the last sentence of this Section 8.3, during the period that the damaged portion of the Premises is rendered untenantable by the damage, Periodic Rent shall be reduced by the ratio that the rentable square footage of the Premises thereby rendered untenantable bears to the total rentable square footage of the Premises, provided that (i) Tenant does not occupy or use such untenantable portion of the Premises during such rent abatement period, and (ii) Tenant shall, as soon as reasonably practicable after the event purportedly giving rise to rent abatement, give written notice to Landlord of Tenant's claim for rent abatement and the basis therefor, including the date when Tenant vacated the Premises or portion thereof as a result of the Occurrence. Notwithstanding the preceding sentence, if the damage was the consequence of the fault or negligence of any of the Tenant Persons, then the Periodic Rent shall be abated only to the extent Landlord actually receives rental or business interruption proceeds allocated to the Periodic Rent for the Premises. If the rent abatement period expressly provided in this
          Section 8.3 is for a period of less than five days, then Periodic Rent for the first such five days shall be abated only to the extent that Landlord actually receives rental or business interruption proceeds allocable to such Periodic Rent to be abated.

     8.4 TENANT LIABILITY FOR DAMAGES. Subject to Section 8.5, all injury or damage to the Premises or the Building resulting from the gross negligence or intentional acts of any Tenant Persons shall be repaired at the sole cost of Tenant, payable on demand by Landlord, or at Landlord's option, Landlord may require Tenant to perform such repairs or portion thereof and Periodic Rent shall not abate. If Landlord shall so elect, Landlord shall have the right to make repairs to the standard tenant improvements, not including any tenant extras, Alterations, or personal property, and any expense incurred by Landlord, together with interest thereon at the rate often percent (10%) per year shall be paid by Tenant upon demand.

     8.5 RELEASE TO EXTENT OF INSURANCE PROCEEDS. Notwithstanding any other provisions of this Lease, and provided that any applicable insurance coverage is not thereby invalidated, limited, or made more expensive, Tenant shall be relieved from the obligation to repair or pay for physical injury or damage to the Project resulting from the negligence, gross negligence or intentional act of any of Tenant Persons only to the extent that Landlord actually receives insurance proceeds for complete payment in full for such repairs from Tenant's or Landlord's insurance.

     8.6  INSURANCE DEDUCTIBLE. Notwithstanding the preceding provisions in this
          Article 8 concerning abatement of Periodic Rent, Tenant shall not be relieved from its obligation to pay Tenant's Proportionate Share of the insurance deductibles under insurance policies carried by Landlord.

     8.7  WAIVER OF STATUTES. The provisions of this Lease, including this
          Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, or any other portion of the Project, and any statute or regulation of the State in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other such statute or regulation which may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, or any other portion of the Project.

9.   INSURANCE

     9.1 Tenant shall during the entire Term maintain the following insurance coverage:

          9.1.1 Commercial General Liability Insurance for personal injury and property damage claims arising out of Tenant's occupation or use of the Premises and from its business operations, and including liability arising under any indemnity set forth in this Lease in amounts of not less than $1 million for each occurrence and $2 million for all occurrences each year.

          9.1.2 Property damage insurance covering all Tenant's furniture, trade fixtures, office equipment, merchandise and other property in the Premises and all original and later-installed tenant improvements in the Premises. This insurance shall be an "all risk" policy covering the full replacement cost of the items covered and including vandalism, malicious mischief, earthquake sprinkler leakage coverages.

          9.1.3 The Tenant will maintain in force all required workers' compensation or other similar insurance pursuant to all applicable state and local statutes and regulations.

     9.2 All insurance provided by Tenant under this Lease shall be coordinated with any preceding, concurrent or subsequent, occurrence or claims made insurance, in such a manner as to avoid any gap in coverage against claims arising out of occurrences, conduct or events which take place during the period beginning on the Lease Date and ending on termination of this Lease.

     9.3 Landlord makes no representation that the insurance coverage required of Tenant provides adequate coverage for Tenant's needs or for its obligations under this Lease. Tenant shall not do or permit to be done anything which shall cause the cancellation of, invalidate, increase the rate of, or otherwise adversely affect, the insurance policies referred to in this Article 9.

     9.4 Landlord shall not be deemed to have waived or reduced any of the insurance coverage requirements for Tenant except by an express written agreement to that effect. The receipt by Landlord or its contractors or agents of insurance policies, certificates, letters, or other correspondence, documents or information which do not conform to the insurance requirements of this Lease, or the failure of Landlord to receive policies, certificates, or other documentation required by this
          Article 9, shall not be deemed to be Landlord's consent to a waiver or reduction of any such requirements, despite any failure by Landlord to object to same at the time of receipt (or lack of receipt), or thereafter. Any reduction, modification, or waiver of any of Tenant's insurance requirements under this Lease may be made only by a written document signed by Landlord and Tenant which expressly amends the pertinent described portions of this Lease.

     9.5 Landlord shall have the right and option, but not the obligation, to maintain any or all of the insurance which is required in Section 9.1 to be provided by the Tenant if Tenant fails to maintain the insurance required of Tenant in this Article 9. All costs of Tenant's insurance provided by the Landlord shall be obtained at Tenant's expense.

     9.6 The minimum insurance requirements set forth in this Lease shall not limit the liability of Tenant under this Lease. The Landlord, and any parties specified by the Landlord, shall be named as additional insureds under the Tenant's insurance. All insurance companies providing insurance pursuant to this Article shall be rated at least A-XII in Best's Key Rating Guide and shall be otherwise reasonably acceptable to Landlord and licensed and qualified to do business in the State of California. Insurance provided by the Tenant shall be primary as to all covered claims and any insurance carried by Landlord is excess and is non-contributing. Each Tenant's insurance policy must not be cancelable or modifiable except upon thirty (30) days prior written notice to Landlord and any specified mortgagee of Landlord. The insurance must also contain a severability of interest clause acceptable to Landlord. Copies of policies or original certificates of insurance with respect to each policy shall be delivered to the Landlord prior to the Commencement Date, and thereafter, at least thirty (30) days before the expiration of each existing policy. Any insurance required hereunder of Tenant may be provided with blanket insurance policy(ies) insuring Tenant at locations in addition to the Premises, so long as such blanket policy(ies) expressly affords the coverage required of Tenant under this Lease. Tenant shall take all necessary steps so as to prevent the actual effective aggregate coverage of such blanket policy(ies) from ever being eroded at any time by claims, or reserves therefor established by the insurer, so that the minimum coverage afforded to Landlord required by this Lease shall at all times remain in effect.

     9.7 Landlord has the right at any time, but not the obligation, to reasonably change, cancel, decrease or increase any insurance required or specified under this Lease, upon thirty (30) days prior notice to Tenant. Landlord at its option may obtain any of the required insurance directly or through umbrella policies covering the Building and other assets owned by Landlord.

     9.8 Landlord and Tenant agree to request that their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord or Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is actually insured under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.  WAIVER AND INDEMNIFICATION

     To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, members, beneficiaries, agents, servants, employees, and independent contractors (collectively, "Landlord Persons") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant except for damage arising solely from the gross negligence or intentional misconduct of Landlord Persons. Tenant agrees to indemnify, defend, and hold Landlord harmless from all claims and all costs, including reasonable attorneys' fees, expenses and liabilities, except those caused solely by Landlord's negligence, arising or resulting from (a) any accident, injury, death, loss or damage to any person or to any property including the person and property of Tenant and its employees, agents, officers, guests, and all other persons at any time in the Building or the Premises or the Common Areas, (b) the occupancy or use of the Premises by the Tenant, or (c) any act or omission or negligence of Tenant or any agent, licensee, or invitee of Tenant, or its contractors, employees, or any subtenant or subtenant's agents, employees, contractors, or invitees. The indemnification obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

11.  USE OF PREMISES

     11.1 The Premises are leased to Tenant for the sole purpose set forth in
          Section 1.10 and Tenant shall not use or permit the Premises to be used for any other purposes without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that it shall not use, or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations, attached hereto as Exhibit D, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of such rules and regulations by or otherwise with respect to the acts or omissions of any other tenants, guests or occupants of the Building.

     11.2 Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the real property underlying the Project. Tenant shall, at its expense, obtain any governmental permits or approvals required for Tenant's intended use of the Premises except as may be expressly provided in Exhibit B. The obtaining of any such permits or approvals is not a condition to any of Tenant's obligations under this lease. Tenant acknowledges that except as expressly stated in this Lease, neither Landlord nor Landlord's agent has made any representation or warranty, whether express or implied, as to the Premises, including, without limitation, the suitability of the Premises for the conduct of Tenant's business. Except as otherwise expressly provided in this Lease and Exhibit B attached hereto, Tenant accepts the Premises in their AS IS condition as of the Commencement Date, with all faults and defects.

          Tenant has been advised by Landlord to conduct its own investigation of the suitability of the Premises for Tenant's intended use, including, without limitation, a careful inspection of the Premises, a review of all applicable laws and ordinances, and inquiries of all applicable government agencies before executing this Lease.

12.  SIGNS

     12.1 GENERAL. Landlord retains absolute control over the exterior appearance of the Building and Project and the exterior appearance of the Premises as viewed from the public halls and public areas. Tenant will not install, or permit to be installed, any drapes, furnishings, signs, lettering, designs, advertising or any items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Premises as viewed from the public halls and public areas. Any sign, advertising, design, or lettering installed by Tenant shall be considered an Alteration (as defined in Section 7.3) and shall be subject to the provisions of Article 7. All signage rights granted to Tenant under this Lease are personal, and may not be assigned or transferred without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Tenant shall be provided, at Tenant's sole cost and expense, Building standard entry door signage at the entrance to the Premises.

     12.2 BUILDING DIRECTORY. Tenant shall be provided, at Tenant's sole cost and expense, one (1) line per each 1,000 rentable square feet contained in the Premises to display Tenant's name and location in the Building, and the names of Tenant's principal employees and subtenants on the Building directory located in the lobby of the Building.

13.  ASSIGNMENT AND SUBLETTING

     13.1 Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) (collectively, a "Transfer") the Premises, or any part thereof, nor shall any Transfer of this Lease or the right of occupancy be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, that the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where, without limitation as to other reasonable grounds for withholding consent: (i) the transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building; (ii) the transferee is either a governmental agency or instrumentality thereof; (iii) the transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; (iv) the Transfer may result in a material increase in the use of the utilities, services or Common Areas of the Project; (v) the proposed assignee or sublessee is an existing tenant of the Building,
          (vi) the proposed Transfer would cause a violation of another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease, or (vii) Tenant is in default of this Lease. For purposes of the foregoing prohibitions, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Lease Date shall be deemed to be a Transfer of this Lease. Notwithstanding the foregoing, however, neither an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer, provided that Tenant notifies Landlord in writing at least thirty days in advance of any such assignment or sublease, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or transferee, and that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Notwithstanding any provision of this Lease, or any present or future law to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant's sole remedies for such breach by Landlord shall be limited to a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or termination of this Lease as of the date of such court determination. If Landlord consents to the proposed Transfer, (a) the initial Tenant, subsequent transferees, and all guarantors shall remain liable under this Lease, and Tenant shall obtain the prior written consent of any guarantor to such Transfer in a form acceptable to Landlord; and (b) each of the transferees shall agree in a writing acceptable to Landlord to assume and be bound by all of the terms and conditions of this Lease. Any Transfer without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an "Event of Default," as that term is defined in Article 24 of this Lease. Neither the consent by Landlord to any Transfer nor the collection or acceptance by Landlord of Rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further Transfer. Tenant hereby assigns to Landlord the Rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.

          If Landlord consents to a Transfer under this Section 13.1, Tenant will pay Landlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent. If, for any proposed Transfer, Tenant contracts to receive total Rent or other consideration exceeding the total Rent called for hereunder (prorated by the ratio that the assignment or sublease term and square footage bears to the term and square footage of this Lease) after deduction (amortized over the term of the assignment or sublease) of Tenant's reasonable costs incurred by Tenant for (i) any changes, alterations or improvements to the Premises made by Tenant or any improvement allowances paid therefor by Tenant in connection with the Transfer and
          (ii) any leasing brokerage commissions in connection with the Transfer, Tenant will pay fifty percent (50%) of the excess to Landlord as additional Rent promptly upon receipt.

     13.2 In the event of a proposed assignment or subletting of Seventy-Five percent (75%) or more of the Premises in the aggregate for the remaining term of the Lease, Landlord shall also have the right, by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term (collectively "Recapture the Lease"). Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Tenant gives written notice to Landlord of Tenant's intention to sublease or assign, and Landlord does not, within five (5) business days after Landlord's actual receipt of such written notice and all information requested by Landlord relating to such proposed assignment or subletting, inform Tenant that Landlord intends to Recapture the Lease, then Landlord may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Landlord consents to the proposed assignment or subletting, Tenant shall complete such assignment or sublease within one hundred twenty (120) days after the end of such 15 day period, and (ii) nothing contained in this Section 13.2 shall be deemed to waive any of Landlord's rights to approve or disapprove a Transfer as provided in Section 13.1 of this Lease.

14.  EMINENT DOMAIN

     In the event any portion of the Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking, except for any separate award for fixtures and improvements installed by Tenant and which have not become the property of Landlord. If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

15.  WAIVER AND SEVERABILITY

     15.1 The consent of Landlord in any instance to any variation of the terms of this Lease, or the receipt of Rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any Lease covenant or condition, nor shall any waiver occur to any provision of this Lease except in writing, mutually executed by Landlord or Landlord's authorized agent and Tenant or Tenant's authorized agent. The waiver or relinquishment by Landlord or Tenant of any right or power contained in this Lease at any one time or times shall not be considered a waiver or relinquishment of any right or power at any other time or times. If Tenant tenders payment to Landlord of an amount which is less than the Rent then due to Landlord, at Landlord's option, Landlord may reject such tender, and such tender shall be void and of no effect, or Landlord may accept such tender, without prejudice to Landlord's right to demand the balance due. This Lease constitutes the entire agreement of the parties and supersedes any and all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No supplement, modification or amendment to this Lease shall be binding unless executed in writing by both parties.

     15.2 If any term or provision of this Lease or any application shall be invalid or unenforceable, then the remaining terms and provisions of this Lease shall not be affected.

16.  USE OF COMMON FACILITIES

     As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or any other tenant. Common Areas include without limitation parking areas and driveways, sidewalks, loading areas, lobbies, stairways, elevators, access road, corridors, landscaped and planted areas. Use of the Common Areas may be restricted by Landlord from time to time for purposes of repairs or renovations.

17.  SERVICES

     17.1 Landlord shall furnish to the Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Tenant's use during the hours specified in Section 1.14, except for legal holidays, observed by the federal government, (ii) reasonable janitorial service, (iii) regular trash removal from the Premises,
          (iv) hot and cold water from points of supply, (v) restrooms as required by applicable code, and (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may be reasonably required for moving freight or for servicing or maintaining the elevators or the Building. (Notwithstanding the preceding, water, electricity and elevator service shall be available at all times, with adjustments as deemed appropriate by Landlord.) The cost of all services provided by Landlord shall be included within Operating Costs, unless charged directly (and not as a part of Operating Costs) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance for the areas used in common by the tenants of the Building. Services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Costs; however, Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

     17.2 If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in
          Section 1.14, then Tenant shall obtain Landlord's consent and, if consent is granted, shall pay upon demand the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply or meter such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide after-hours service.

     17.3 All telephone, electricity, gas, heat and other utility service furnished to the Premises shall be paid for by Tenant except to the extent the cost is included within Operating Costs. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises. The cost of any meter shall be borne by Tenant if, in Landlord's reasonable judgment, Tenant maybe using a disproportionate share of one or more utilities.

     17.4 In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises, which substantially interferes with Tenant's use of the Premises (either such set of circumstances as set forth in items
          (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice or ten (10) business days after Landlord's receipt of any such notice in any twelve (12) month period (the "Eligibility Period"), then Tenant's Periodic Rent and Tenant's obligation to pay for parking shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, Tenant's Periodic Rent and Tenant's obligation to pay for parking for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Periodic Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 17.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent otherwise due under this Lease.

18.  ENTRY OF LANDLORD

     Landlord reserves the right to enter upon the Premises at all reasonable times, upon twenty-four (24) hours prior notice (except as provided below) and reserves the right, during the last six (6) months of the Term, to show the Premises at reasonable times to prospective tenants and to affix for lease/rent signs to the Building at the Landlord's discretion. Landlord may, without prior notice to Tenant, enter the Premises at any time for purposes of repair or maintenance of the Premises or any portion of the Project, or for the health, safety or protection of any person or property. If deemed appropriate by Landlord for the health, safety or protection of person or property, Tenant shall, upon notice from Landlord, vacate the Premises as Landlord directs.

19.  INTENTIONALLY OMITTED

20.  SUBORDINATION AND ATTORNMENT

     This Lease is subject and subordinate to all ground or underlying leases and to any first mortgage(s) which may now or hereafter affect those leases or the land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, Tenant shall execute and deliver within five (5) business days any commercially reasonable instrument that Landlord or any first mortgagee may request confirming subordination. Before any foreclosure sale under a mortgage, the mortgagee shall have the right to subordinate the mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any commercially reasonable instrument that has for its purpose and effect the subordination of the lien of any mortgage to this Lease or Tenant's attainment to the purchaser.

21.  ESTOPPEL CERTIFICATES

     Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Periodic Rent is paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured Landlord defaults, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrances of the Premises. Tenant's failure to deliver this statement within such ten (10) day period shall be conclusive upon Tenant (i) that this Lease is in full force, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Base Rent has been paid in advance. If Landlord desires to finance or refinance the Project, or any part thereof, Tenant agrees to deliver to any lender designated by Landlord such financial statements or other information concerning Tenant as may be reasonably required by that lender, including the past two years' financial statements. All such financial statements shall be received by Landlord in confidence and shall be used only for the specified purposes.

22.  BUILDING RULES AND REGULATIONS

     Tenant agrees to abide by all rules and regulations of the Building imposed by Landlord. These regulations, presented as Exhibit D, are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Building, and as may be reasonably necessary for the proper enjoyment of the Building by all tenants and their clients, customers and employees. The rules and regulations may be changed from time to time by the Landlord on reasonable notice to Tenant.

23.  NOTICES

     All notices or other communications between the parties shall be in writing and shall be deemed duly given, (i) on the date of delivery, if delivered in person, (ii) upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent to the parties at their addresses set forth in Sections 1.15 and 1.16, or (iii) the date of delivery, if delivered to the parties at their addresses set forth in Sections 1.15 and 1.16 by a nationally recognized overnight courier. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24.  EVENTS OF DEFAULT

     24.1 TENANT DEFAULT. Each of the following shall constitute an "Event of Default": (i) Tenant fails to pay Rent within five (5) days following receipt of written notice that such Rent is due, (ii) Tenant fails to observe or perform any other Lease term, condition, obligation or covenant binding upon, or required of Tenant, within thirty (30) days after notice from Landlord, provided if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Tenant shall not be in default hereunder if Tenant commences to cure such default within such thirty (30) day period, and diligently continues to cure and cures such default within a reasonable period thereafter, (iii) Tenant or any guarantor of this Lease makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or guarantor's assets is appointed, (iv) Tenant or any guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or any guarantor, and is not discharged by Tenant or the guarantor within sixty (60) days, or (v) there is a Transfer (as defined in Article 13) of the Premises or the Lease by Tenant, without the prior written consent of Landlord as required by Article 13.

     24.2 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or (ii) in the event a failure by Landlord is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.


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


25.  LANDLORD'S REMEDIES

     25.1 Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          25.1.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

               25.1.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

               25.1.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               25.1.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               25.1.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               25.1.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "RENT" as used in this Section 25.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, including, without limitation, late charges and interest. As used in Sections 25.1.1(i) and
     (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Section 25.3, below, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 25.1.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               25.1.2 Landlord shall have the remedy described in California
                    Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     25.2 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 25, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     25.3 If Tenant fails to pay any Rent within five (5) days after the Rent becomes due and payable, Tenant shall pay to Landlord a late charge often percent (10%) of the amount of overdue Rent. In addition, any late Rent payment shall bear interest from the date that Rent became due and payable to the date of payment by Tenant at the interest rate of fifteen percent (15%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. Late charges and interest shall be due and payable within two (2) days after written demand from Landlord.

26.  RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT

     If an Event of Default occurs, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the expense, together with interest, at the interest rate set forth in Section 25.3, to Tenant. Payment for the cure shall be due and payable by the Tenant upon demand; however, the making of any payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

27.  COMPLIANCE WITH LAW

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation, guideline or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, including, but not limited to, such measures set forth in Article 41 of this Lease, below, other than the making of structural changes or changes to the Building's life safety system, which shall be the sole obligation of Landlord, except to the extent any such structural changes are required as a result of Tenant's use of the Premises for other than general office uses and/or as a result of any Alterations or Tenant Improvements installed by or on behalf of Tenant. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to promptly cause the Premises to comply with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

28.  BENEFIT

     Subject to the provisions of Article 13 hereof, the rights, duties and liabilities created hereunder shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

29.  PROHIBITION AGAINST RECORDING

     Except as provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

30.  TRANSFER OF LANDLORD'S INTEREST

     Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the security deposit, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

31.  FORCE MAJEURE

     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefore, governmental actions, acts of terrorism, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and Tenant's obligations under Articles 10, 11 and 27 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay, or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

32.  LANDLORD EXCULPATION

     It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Project and Building, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Under no circumstances shall Landlord be liable for injury to Tenant's business or for any loss of income or profit therefrom.

     This Lease is being executed by CB Richard Ellis Investors LLC ("CB Richard Ellis") on behalf of Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this ARTICLE 32 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument. Tenant further acknowledges that CB Richard Ellis has entered into this Lease as agent for Landlord and Tenant agrees that all persons dealing with CB Richard Ellis must look solely to Landlord (for which CB Richard Ellis is acting as agent) for the enforcement of any claims arising under this Lease (subject to the limitations upon Landlord's liability set forth above), as neither CB Richard Ellis nor any of its affiliated entities (including, but not limited to CB Richard Ellis, Inc. and CB Richard Ellis Services, Inc.) nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability company, or other liability for any of the obligations entered into by CB Richard Ellis as agent for Landlord.

33.  BUILDING RENOVATIONS

     Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building and/or the Premises, which Renovations may include, without limitation, (i) installing sprinklers in the Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, and (iii) installing new carpeting, lighting, and wall coverings in the Common Areas. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable, to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

34.  ATTORNEYS' FEES

     If either party commences litigation against the other for the specific performance of this Lease, for damages for breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to, and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorney's fees as may have been incurred, as well as reasonable attorneys' fees and costs incurred in enforcing any judgment against the non-prevailing party.

35.  SURRENDER OF THE PREMISES

     Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its agents, and subject to Section 7.4. Subject to
     Section 7.4, any of Tenant's personal property left on or in the Premises, the Building or the Common Areas for more than five (5) days after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned without any further notice whatsoever to Tenant by Landlord, and, at Landlord's option, Landlord may dispose of said property in any manner it deems appropriate, without compensation to Tenant, and title shall pass to Landlord under this Lease. Landlord reserves the right to charge Tenant all reasonable costs incurred by Landlord for the removal, storage and disposition of any of Tenant's personal property left within any portion of the Project, after deducting any proceeds earned by Landlord through the disposition of said property, if any. Tenant hereby waives any rights it may have under Sections 1980 through 1991 of the California Civil Code, or any other statutes of similar import.

36.  HOLDING OVER

     In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, provided however, the monthly Base Rent shall be one hundred fifty percent (150%) of the monthly Base Rent in effect during the last month of the Term (except that if for such last month of the Term, there was a rent credit or abatement, then the month immediately prior thereto for which there was no such rent credit or abatement, shall be used instead). The provisions of this Article 36 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the State of California, and Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from Tenant's holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

37.  JOINT AND SEVERAL

     If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

38.  GOVERNING LAW

     This Lease shall be construed and enforced in accordance with the laws of the State of California.

39.  SUBMISSION OF LEASE

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

40.  BROKERS

     Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 1.12 (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Article 40 shall survive the expiration or earlier termination of the Term.

41.  HAZARDOUS MATERIALS

     41.1 As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, biological material, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws or regulations including, without limitation, petroleum-based products, printing inks, acids, pesticides, asbestos, PCBs and similar compounds, mold, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     41.2 Tenant shall not cause or permit any Hazardous Material to accumulate, be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Project by Tenant, its agents, employees, contractors, affiliates, sublessees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from all actions (including, without limitation, remedial or enforcement actions of any kind, and administrative or judicial proceedings and orders or judgments), costs, claims, damages (including punitive damages), expenses (including, attorneys', consultants' and experts' fees, court costs) amounts paid in settlement, fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief, liabilities or losses arising from a breach of this prohibition by Tenant, its agents, employees, contractors, affiliates, sublessees or invitees. Upon expiration or earlier termination of this Lease, Tenant shall cause any Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns to be removed from the Premises and the Project and properly transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances.

     41.3 If, at any time during the Term of this Lease, Tenant knows, or has reasonable cause to believe, that any form of Hazardous Material has come to be located in, on or under the Premises, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which Tenant has, if any, concerning the presence of such Hazardous Material.

42.  LANDLORD'S RESERVATIONS

     In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the street address and/or name of the Building without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

43.  PARKING

     Tenant shall receive the use of the number of parking spaces set forth in
     Section 1.17 upon Tenant's compliance with all parking rules and regulations and upon payment of prevailing parking rates as in effect from time to time. Tenant shall have the right to lease from Landlord for the Tenant's use, additional spaces at the prevailing market rates established from time to time by Landlord, as and when made available to Tenant by Landlord. Tenant's parking rights and privileges are personal, and may not be assigned or transferred without Landlord's prior written consent, which consent Landlord may withhold in its reasonable discretion.

44.  INTENTIONALLY OMITTED

45.  CONFIDENTIALITY

     Tenant acknowledges and agrees that the terms of this Lease and any future amendments or other agreements in connection with this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, agents, representatives, officers, directors, employees and attorneys, shall not disclose, either directly or indirectly, any of the terms or conditions of this Lease or any future amendments or other agreements in connection with this Lease, to any person or entity, except to personnel employed by Tenant, as reasonably necessary for Tenant's performance of its obligations under this Lease or for tax reporting purposes, and to prospective subtenants or assignees under this Lease. The preceding provisions of this paragraph shall not apply to, or bar or limit any legal action between Tenant and the Landlord to enforce this Lease.

46.  INTERPRETATION OF LEASE

     Landlord and Tenant have had the opportunity to review and revise this Lease. As such, this Lease shall be construed and interpreted as the joint work product of Landlord and Tenant and/or their attorneys. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in any interpretation of this Lease. This Lease and all of its terms shall be construed equally as to Landlord and Tenant.

47.  ACKNOWLEDGMENT, REPRESENTATION AND WARRANTY REGARDING PROHIBITED
     TRANSACTIONS

     Tenant hereby acknowledges that Landlord is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1,
     Part 13 of the California Education Code, Sections 22000 et seq., as amended (the "Ed Code"). As a result, Landlord is prohibited from engaging in certain transactions with a "school district or other employing agency" or a "member, retirant or beneficiary" (as those terms are defined in the Ed Code). In addition, Landlord may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the "Code"). Accordingly, Tenant represents and warrants to Landlord that
     (a) Tenant is neither a school district or other employing agency nor a member, retirant or beneficiary; (b) has not made any contribution or contributions to Landlord; (c) neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to Landlord, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither CB Richard Ellis, its affiliates, related entities, agents, officers, directors or employees, nor any Landlord's trustee, agent, related entity, affiliate, employee or internal investment contractor (both groups collectively, "Landlord Affiliates") has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with Tenant or any person or entity affiliated with Tenant relating to the transactions contemplated by this Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed by their authorized agents as of the Lease Date.


                                "LANDLORD":


                                CSDV, LIMITED PARTNERSHIP,
                                a Delaware limited partnership


                                By:    CB Richard Ellis Investors LLC,
                                       solely in its capacity as agent for
                                       CSDV, LIMITED PARTNERSHIP


                                By:.   /s/
                                       -----------------------------------------
                                       Authorized Signatory



                                By:.   /s/
                                       -----------------------------------------
                                       Authorized Signatory



                                "TENANT":


                                ASTOR CAPITAL, INC.,
                                a California corporation


                                By:.   /s/ Jacques Tizabi
                                       -----------------------------------------
                                       Jacquez Tizabi,
                                       President


                                By:.   /s/ Ali Moussavi
                                       -----------------------------------------
                                       Ali Moussavi
                                       Vice President

                                   EXHIBIT A


                                GRAPHIC OMITTED

                                    EXHIBIT B


                               TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of ARTICLES 1 through 47 of the Standard Form Office Lease to which this Tenant Work Letter is attached as EXHIBIT B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of SECTIONS 1 through 6 of this Tenant Work Letter.

                                   SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

1.1 BASE, SHELL AND CORE OF THE PREMISES AS CONSTRUCTED BY LANDLORD. Landlord has constructed, at its sole cost and expense, the base, shell, and core
     (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell, and Core"). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. Subject to the terms of the Lease and this Tenant Work Letter, Tenant shall accept the Base, Shell and Core of the Premises in its As-Is condition as of the Commencement Date of the Lease.

                                   SECTION 2

                               TENANT IMPROVEMENTS

2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $24.00 per usable square foot of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In addition, Landlord has prepared at its sole cost and expense one (1) preliminary space plan for the Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and the amounts incurred for the preliminary space plan above. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease.

2.2 DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following


                                   EXHIBIT B
     items and costs (collectively, the "Tenant Improvement Allowance Items"):
     (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in SECTION
     3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings;
     (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code"); (iv) the cost of any demolition of existing improvements in the Premises; (v) the "Landlord Supervision Fee", as that term is defined in SECTION 4.3.2 of this Tenant Work Letter; and (vi) a portion of the costs of the tenant demising walls and public corridor walls and materials, if any, as designated by Landlord.

2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

2.4 Notwithstanding anything in the foregoing to the contrary, Landlord agrees to bear any increased costs in the design or construction of the Tenant Improvements directly resulting from the presence of Hazardous Materials in the Premises and shall reimburse Tenant, in addition to and separate and apart from the Tenant Improvement Allowance, any additional hard construction costs incurred by Tenant because of the presence in the Premises of Hazardous Materials prior to the date Tenant constructs the Tenant Improvements. Any work necessary to remediate any Hazardous Materials which interferes with Tenant's construction of the Tenant Improvements shall be performed by Landlord at its sole cost.

                                   SECTION 3

                              CONSTRUCTION DRAWINGS

3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain the architect/space planner designated by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this SECTION 3.1. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the



                                    EXHIBIT B

     Construction Drawings as set forth in this SECTION 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 FINAL SPACE PLAN. On or before the date set forth in SCHEDULE 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

3.3 FINAL WORKING DRAWINGS. On or before the date set forth in SCHEDULE 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Landlord shall, within ten (10) business days after Landlord's receipt of the Final Space Plan, advise Tenant of its approval or disapproval of the Final Space Plan. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord within three (3) business days, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Landlord's failure to timely respond to Tenant within any applicable response period referenced herein shall be deemed Landlord's approval of the Final Space Plan

3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in SECTION 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in SCHEDULE 1. Notwithstanding anything to the contrary set forth in this SECTION 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or


                                    EXHIBIT B
     indirectly delay the "Substantial Completion" of the Premises as that term is defined in SECTION 5.1 of this Tenant Work Letter.

3.5 TIME DEADLINES. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in SECTION 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be mutually agreed by Landlord and Tenant, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this SECTION 3, SECTION 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in SCHEDULE 1 (the "Time Deadlines"), attached hereto. Tenant agrees to comply with the Time Deadlines.

                                   SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 CONTRACTOR. A contractor designated by Landlord ("Contractor") shall construct the Tenant Improvements, provided, however, Landlord shall select at least three (3) qualified general contractors and competitively bid the Tenant Improvement work among such contractors, and provided Tenant shall have the right to designate LE Waters Construction as one of the three bidding contractors, subject to Landlord's reasonable approval of such contractors' qualifications. Each such Contractor shall be notified in the bidding package of the time schedule for construction of the Tenant Improvements. Landlord shall select the lowest bid (after adjustment for inconsistent assumptions) received from such contractors.

4.2 COST PROPOSAL. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the "Cost Proposal"). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date". Notwithstanding the foregoing, Tenant shall have the right to object to such Cost Proposal prior to the Cost Proposal Delivery Date by providing the Landlord with written notice of such objection. In the event Tenant so objects to the Cost Proposal, Tenant shall cause the Architect and/or Engineers to revise the Construction Drawings (the "Revised Construction Drawings") and, following the approval of the Revised Construction Drawings by Landlord and Tenant, Landlord shall submit a revised Cost Proposal (the "Revised Cost Proposal") to Tenant for its approval, provided any delay caused by such objection shall be deemed to be a tenant delay, subject to the terms of SECTION 5.2 below.


                                    EXHIBIT B

4.3 CONSTRUCTION OF TENANT IMPROVEMENTS BY CONTRACTOR UNDER THE SUPERVISION OF LANDLORD.

     4.3.1 OVER-ALLOWANCE AMOUNT. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

     4.3.2 LANDLORD'S RETENTION OF CONTRACTOR. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) four percent (4%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

     4.3.3 CONTRACTOR'S WARRANTIES AND GUARANTIES. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

     4.3.4 TENANT'S COVENANTS. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                   SECTION 5

         COMPLETION OF THE TENANT IMPROVEMENTS; LEASE COMMENCEMENT DATE

5.1 READY FOR OCCUPANCY. The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception


                                    EXHIBIT B
     of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2 DELAY OF THE SUBSTANTIAL COMPLETION OF THE PREMISES. Except as provided in this SECTION 5.2, the Lease Commencement Date shall occur as set forth in the Lease and SECTION 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of:

     5.2.1 Tenant's failure to comply with the Time Deadlines;

     5.2.2 Tenant's failure to timely approve any matter requiring Tenant's approval;

     5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

     5.2.4 Changes in any of the Construction Drawings because the same do not comply with Code or other applicable laws;

     5.2.5 Tenant's request for changes in the Approved Working Drawings;

     5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

     5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

     5.2.8 Any other acts or omissions of Tenant, or its agents, or employees;

          then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred, provided, however, that notwithstanding the foregoing, no Tenant delay shall be deemed to have occurred unless and until Landlord has provided prior written notice thereof to Tenant (the "Delay Notice"), specifying the action or inaction by Tenant which Landlord contends constitutes the Tenant delay and, if such action or inaction is not cured by Tenant within the limit of the grace period set forth herein below (the "Grace Period"), then a Tenant Delay as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the date the Delay Notice is received by Tenant and continuing for the number of days the construction of Tenant Improvements is in fact delayed as a result of such action or inaction.


                                    EXHIBIT B

                                    SECTION 6

                                  MISCELLANEOUS

6.1 TENANT'S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this SECTION 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this
     SECTION 6.1.

6.2 FREIGHT ELEVATORS. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 TENANT'S REPRESENTATIVE. Tenant has designated Jacques Tizabi and Ali Moussavi as its joint representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4 LANDLORD'S REPRESENTATIVE. Landlord has designated Scott Sheridan as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 TENANT'S AGENTS. Tenant shall not be required to retain union subcontractors, laborers, materialmen, or suppliers.

6.6 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in SECTION 5 of this Tenant Work


                                    EXHIBIT B

     Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.




                                    EXHIBIT B

                             SCHEDULE 1 TO EXHIBIT B


                                 TIME DEADLINES

             DATES                             ACTIONS TO BE PERFORMED
             -----                             -----------------------
A.   September 19, 2003.                Final Space Plan to be completed
                                        by Tenant and delivered to Landlord.

B.   October 17, 2003.                  Tenant to deliver Final Working
                                        Drawings to Landlord.

C.   November 7, 2003.                  Tenant to deliver Permits to Contractor.

D.   Five (5) business days             Tenant to approve Cost Proposal and
     after the receipt of the           deliver Cost Proposal to Landlord.
     Cost Proposal by Tenant


                                  SCHEDULE 1 TO
                                    EXHIBIT B

                                    EXHIBIT C


                           NOTICE OF LEASE TERM DATES

To:
        ----------------------------
        ----------------------------
        ----------------------------
        ----------------------------

      Re: Standard Form Office Lease dated _______________, 200___ between ____________________, a ____________________ ("Landlord"), and
             ____________________, a ____________________ ("Tenant") concerning
             Suite ______ on floor(s) ________ of the office building located at ________________________, _____________________, California.

Gentlemen:

     In accordance with the Standard Form Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Premises are substantially completed, and the Term shall commence on or has commenced on ___________________ for a term of ____________________
ending on ________________________.

     2. Rent commenced to accrue on __________________, in the amount of
_______________.

     3. If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4. Your rent checks should be made payable to _______________ __________________ at ______________________________.

     5. The exact number of rentable square feet within the Premises is __________ square feet.



                                    EXHIBIT C

     6. Tenant's Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is __________%.

                                "Landlord":



                                a
                                  ----------------------------------

                                By:
                                    --------------------------------

                                  Its:
                                       -----------------------------

                                By:
                                    --------------------------------

                                  Its:
                                       -----------------------------


Agreed to and Accepted as
of _______________, 200__.

"Tenant":


------------------------------------

a
  ----------------------------------

By:
    --------------------------------

  Its:
     -------------------------------



                                    EXHIBIT C

                                    EXHIBIT D


                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.


                                    EXHIBIT D

     5. Tenant shall not place or install in the Premises any file cabinets, equipment or other property which may cause damage to the structure of the Project or any portion thereof. If Tenant wishes to place or install file cabinets, equipment or other property which may cause damage to the structure of the Project or portion thereof, such placement or installation shall be deemed to be "Alterations" as defined in ARTICLE 7 of the Lease, and Tenant shall obtain the prior written consent of Landlord, and Tenant shall be responsible for, and shall pay all associated costs and expenses with respect to all structural engineering and modifications required to prevent any potential damage to the structure of the Project.

     6. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

     7. At no time shall Tenant bring onto, or permit to exist within, any portion of the Premises or the Project, any firearm, explosive device, bomb, or other weapon or dangerous object or device.

     8. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     9. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent the same.

     10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     11. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent.

     12. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     13. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

     14. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of


                                    EXHIBIT D
noise, nuisance, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Neither shall Tenant commit waste to the Premises or the Project, or impair or interfere with the proper and economic maintenance, operation and repair of the Project or any portion thereof.

     16. Unless otherwise agreed in writing by Landlord, Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages or for the manufacture, retail sale or auction of merchandise, goods or property of any kind, or as a school or classroom, or for any unlawful or objectionable purpose.

     17. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

     18. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     19. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     20. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     21. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

     22. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

     23. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.



                                    EXHIBIT D

     25. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

     27. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     28. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

     29. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant to be loaded, unloaded or parked in areas other than those designated for such activities. Parking is prohibited in all areas not designated therefor. Tenant shall comply with all directional signs and arrows in the parking facility, and with all parking regulations and rules of the parking service operator for the Project. Tenant acknowledges and agrees that the parking service operator is a contractor and not an agent of Landlord. No vehicle may be washed, serviced or repaired within the parking facility except in an area (if any) specifically designated for such use. No inoperable vehicles shall be kept in the parking facility.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.



                                    EXHIBIT D

                                    EXHIBIT E

                            FORM OF LETTER OF CREDIT

                       (Letterhead of a money center bank
                           acceptable to the Landlord)


_______________, 2000



[INSERT LANDLORD ADDRESS]

------------------------------------

------------------------------------
Attention:
          --------------------------

Ladies and Gentlemen:

     We hereby establish our unconditional, irrevocable Letter of Credit and authorize you to draw on us at sight for the account of
_____________________________________________, the aggregate amount of
_______________________________________________________.

     Funds under this Letter of Credit are available to the beneficiary hereof as follows:

     Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by CSDV, LIMITED PARTNERSHIP, a Delaware limited partnership ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by Beneficiary, certifying that Beneficiary is entitled to draw upon this Letter of Credit and a sight draft executed by Beneficiary. Partial drawings of this Letter of Credit are permitted.

     This Letter of Credit is transferable in its entirety upon execution of our transfer forms at no cost to Beneficiary. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on ______________.

     Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of


                                    EXHIBIT E

Credit will not be renewed. Upon delivery of such notice, Beneficiary may draw upon the entire amount of this Letter of Credit.

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

                                      Very truly yours,
                                      (Name of Issuing
                                      Bank)

                                      By:
                                         ---------------------------------------





                                    EXHIBIT E
                                        2